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                                                                    EXHIBIT 99.1

FOR MORE INFORMATION:
Bob Kneeley
Director, Investor Relations
954-384-0175, x-5300
bob_kneeley@pediatrix.com

FOR IMMEDIATE RELEASE


           PEDIATRIX SIGNS NEW $150 MILLION REVOLVING CREDIT FACILITY

FORT LAUDERDALE, FLORIDA, August 2, 2004 - Pediatrix Medical Group, Inc. (NYSE:
PDX) today announced that it has entered into a new five-year secured revolving credit agreement to replace its existing credit facility. The new $150 million credit facility also features an option that would allow Pediatrix, subject to certain conditions, to increase borrowing capacity under the facility to up to $200 million.

         Banc of America Securities, LLC acted as the lead arranger of the transaction. This credit facility includes participation from eight financial institutions, and was over-subscribed.

         The credit facility will be used for acquisitions and other corporate purposes.

         The new credit facility replaces a $100 million line of credit. Currently, Pediatrix has no outstanding balance under its credit facility.



About Pediatrix

         Pediatrix was founded in 1979. Pediatrix physicians and advanced nurse practitioners are reshaping the delivery of maternal-fetal and newborn care, identifying best demonstrated processes and participating in clinical research to enhance patient outcomes and provide high-quality, cost-effective care. Pediatrix provides services at more than 200 neonatal intensive care units, and through Obstetrix, provides maternal-fetal subspecialty services in many markets where Pediatrix provides patient services. Combined, Pediatrix and its affiliated professional corporations employ more than 700 physicians in 31 states and Puerto Rico. Pediatrix is also the nation's largest provider of newborn hearing screens and newborn metabolic screening. Additional information is available at www.pediatrix.com.

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CERTAIN STATEMENTS AND INFORMATION IN THIS PRESS RELEASE MAY BE DEEMED TO BE
"FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE FEDERAL PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS MAY INCLUDE, BUT ARE NOT LIMITED TO, STATEMENTS RELATING TO OUR OBJECTIVES, PLANS AND STRATEGIES, AND ALL STATEMENTS (OTHER THAN STATEMENTS OF HISTORICAL FACTS) THAT ADDRESS ACTIVITIES, EVENTS OR DEVELOPMENTS THAT WE INTEND, EXPECT, PROJECT, BELIEVE OR ANTICIPATE WILL OR MAY OCCUR IN THE FUTURE ARE FORWARD-LOOKING STATEMENTS. THESE STATEMENTS ARE OFTEN CHARACTERIZED BY TERMINOLOGY SUCH AS "BELIEVE", "HOPE", "MAY", "ANTICIPATE", "SHOULD", "INTEND", "PLAN", "WILL", "EXPECT", "ESTIMATE", "PROJECT", "POSITIONED", "STRATEGY" AND SIMILAR EXPRESSIONS, AND ARE BASED ON ASSUMPTIONS AND ASSESSMENTS MADE BY PEDIATRIX'S MANAGEMENT IN LIGHT OF THEIR EXPERIENCE AND THEIR PERCEPTION OF HISTORICAL TRENDS, CURRENT CONDITIONS, EXPECTED FUTURE DEVELOPMENTS AND OTHER FACTORS THEY BELIEVE TO BE APPROPRIATE. ANY FORWARD-LOOKING STATEMENTS IN THIS PRESS RELEASE ARE MADE AS OF THE DATE HEREOF, AND PEDIATRIX UNDERTAKES NO DUTY TO UPDATE OR REVISE ANY SUCH STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS, DEVELOPMENTS, AND BUSINESS DECISIONS TO DIFFER MATERIALLY FROM FORWARD-LOOKING STATEMENTS ARE DESCRIBED IN PEDIATRIX'S MOST RECENT ANNUAL REPORT ON FORM 10-K, INCLUDING THE SECTION ENTITLED "RISK FACTORS".